UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

In December 2002, we entered into a development, commercialization and marketing agreement (the "Agreement") with Dr. Falk Pharma for the development by us of ALTU-135 and the commercialization by Dr. Falk Pharma of ALTU-135, if approved, in Europe, the countries of the former Soviet Union, Israel and Egypt. Under the agreement, we granted Dr. Falk Pharma an exclusive, sublicensable license under patent rights that cover ALTU-135 to commercialize ALTU-135 for the treatment of symptoms caused by exocrine pancreatic insufficiency.

Effective June 6, 2007, we and Dr. Falk Pharma agreed to terminate the Agreement, and we acquired Dr. Falk Pharma’s rights under the agreement for €12 million payable over 3 years. As of the termination of the Agreement, we had received a total of €11 million in payments from Dr. Falk Pharma, which was equal to $12.9 million based on exchange rates in effect at the time we received the milestone payments. Had we continued the Agreement, we would have had rights to receive an additional €15 million in potential milestone payments based upon the achievement of specified clinical and regulatory milestones, and we would have had the right to receive royalties on net sales of ALTU-135 by Dr. Falk Pharma and to supply bulk capsules of ALTU-135 to Dr. Falk Pharma.

We and Dr. Falk Pharma concluded that continuation of the collaboration was not in the strategic interest of both companies following a series of discussions regarding future development of ALTU-135 in Europe. We and Dr. Falk Pharma had differing views regarding the optimal development and commercialization path, and ultimately concluded that acquisition of the development and commercialization rights by us would be in the best interest of both parties.

Upon termination of the Agreement, Dr. Falk Pharma has agreed to transfer the orphan drug designation granted by the European regulatory authorities along with the regulatory files to facilitate continued development by us or a future collaborator.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Altus Pharmaceuticals relating to the termination of the Dr. Falk Pharma agreement described in Item 1.02 is furnished, not filed, as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

June 11, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Altus Pharmaceuticals relating to the termination of the Dr. Falk Pharma Agreement